AMES DEPARTMENT STORES, INC.
CONDENSED INCOME STATEMENT
MANAGEMENT FORMAT
($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 1 of 3

             FISCAL 1995 PLAN
             FOR MONTH ENDING
             FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN        TOTAL
Net Sales    $125,044 $173,447 $148,639 $153,223 $201,775 $147,881 $154,000 $195,950 $177,000 $232,764 $374,621 $112,082 $2,196,426

Gross Marg.$   31,624   45,773   41,500   45,062   54,962   36,363   40,948   53,437   47,681   64,217  106,503   21,230    589,300
Gross Marg. %   25.29%   26.39%   27.92%   29.41%   27.24%   24.59%   26.59%   27.27%   26.94%   27.59%   28.43%   18.94%     26.83%

SG&A Expenses (41,630) (51,420) (42,553) (43,322) (52,453) (42,727) (43,892) (53,201) (47,085) (52,470) (60,283) (41,073)  (572,109)
Other Inc(ab)   1,683    2,457    2,519    2,485    3,280    2,280    2,566    3,412    5,467    3,250    3,879    4,631     37,909
             -----------------------------------------------------------------------------------------------------------------------
EBITDA (c)     (8,323)  (3,190)   1,466    4,225    5,789   (4,084)    (378)   3,648    6,063   14,997   50,099  (15,212)    55,100

Depr & Amort     (105)    (148)    (140)    (167)    (239)    (257)    (300)    (337)    (324)    (328)    (354)    (331)    (3,030)
Net Interest   (1,542)  (2,262)  (2,209)  (2,293)  (2,681)  (2,298)  (2,346)  (2,937)  (2,627)  (2,668)  (2,180)  (1,150)   (27,193)
Income Taxes    3,017    1,694      267     (534)    (868)   2,009      915     (113)    (942)  (3,631) (14,392)   5,051     (7,527)
             -----------------------------------------------------------------------------------------------------------------------
Net Inc(Loss) ($6,953) ($3,906)   ($616)  $1,231   $2,001  ($4,630) ($2,109)    $261   $2,170   $8,370  $33,173 ($11,642)   $17,350
             =======================================================================================================================



             CERTAIN FISCAL 1994 ACTUALS (UNAUDITED) THRU DECEMBER 1994 AND JANUARY'S PLAN FROM THE MAY 27, 1994 FORM 8-K
             FOR MONTH ENDED
             FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN (d)    TOTAL (d)

Net Sales    $121,538 $178,884 $135,333 $148,278 $199,558 $143,464 $149,888 $190,767 $170,613 $225,524 $362,882 $113,856 $2,140,585

Gross Mrg$(e)  30,320   44,765   39,643   44,652   54,081   36,117   39,817   52,297   43,583   59,311  101,533   23,039    569,158
Gross Mrg%      24.95%   25.02%   29.29%   30.11%   27.10%   25.17%   26.56%   27.41%   25.59%   26.34%   27.75%   20.24%     26.59%
             -----------------------------------------------------------------------------------------------------------------------

EBITDA (c)    ($8,553) ($2,826)    ($55)  $4,093   $3,105  ($3,019) ($2,481)  $2,281   $2,456  $13,813  $49,952 ($15,332)   $43,434


(a)  Previously netted against expenses in the Fiscal 1994 management format.  Includes purchase discounts.
(b)  Property gains of $6.0 million are planned for Fiscal 1995.
(c)  EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, and depreciation and amortization.
(d)  January and total Fiscal 1994 results have not yet been finalized and audited.  Actual net sales for January were $116,097.
(e)  Fiscal 1994 gross margin has been adjusted to conform to the Fiscal 1995 presentation.

AMES DEPARTMENT STORES, INC.
CONDENSED BALANCE SHEET
MANAGEMENT FORMAT
FISCAL 1995 PLAN
($ 000's)
                                                                                                                  EXHIBIT 20
                                                                                                                  Page 2 of 3

                        FOR MONTH ENDING
                        FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
 Assets
 Current Assets:
  Cash & equivalents     $22,749  $25,352  $25,698  $29,895  $29,821  $23,976  $24,865  $30,921  $22,850  $48,632  $59,560  $16,841

  Mdse inventories       478,837  489,489  495,681  494,484  472,288  492,244  500,829  542,590  585,693  568,034  410,204  417,099
  Other current assets    30,855   40,352   41,828   43,062   38,237   40,520   46,406   56,025   62,449   93,577   34,561   29,313
                        ------------------------------------------------------------------------------------------------------------
   Total Current Assets  532,441  555,193  563,207  567,441  540,346  556,740  572,100  629,536  670,992  710,243  504,325  463,253

 Net Fixed Assets         41,697   42,697   44,026   46,680   50,064   52,938   56,309   58,304   58,649   58,444   58,013   57,505

 Long Term Assets          5,790    5,477    5,915    5,602    5,290    5,227    4,915    4,602    4,540    4,227    3,915    3,852
                        ------------------------------------------------------------------------------------------------------------
 Total Assets           $579,928 $603,368 $613,148 $619,723 $595,700 $614,905 $633,324 $692,442 $734,180 $772,914 $566,253 $524,610
                        ============================================================================================================


                        FOR MONTH ENDING
                        FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
 Liabilities
 Current Liabilities:
  Trade accounts payable$118,377 $104,856 $115,262 $106,357  $77,517 $122,736 $120,777 $147,681 $205,830 $207,810 $136,530 $127,051
  Note (revolver) pay.    75,000  120,000  120,000  140,000  140,000  125,000  150,000  180,000  165,000  190,000        0        0
  Other current liabs.   157,321  155,344  156,993  152,396  157,424  151,923  150,202  154,027  151,319  155,492  166,553  163,120
                        ------------------------------------------------------------------------------------------------------------
   Total Current Liabs.  350,697  380,200  392,255  398,752  374,941  399,659  420,979  481,708  522,149  553,302  303,083  290,171


 Long-term debt           39,191   38,124   37,438   37,254   36,134   36,230   36,404   35,621   35,722   35,896   34,788   26,970
 Other long-term liabs.   42,384   42,042   41,699   41,360   41,016   40,668   40,331   39,991   39,647   39,314   38,978   35,389

 Unfavorable lease liab.  22,744   22,587   22,430   22,273   22,117   21,960   21,803   21,646   21,489   21,332   21,175   21,018
 Fresh-start excess       48,173   47,581   47,108   46,635   46,043   45,570   45,097   44,505   44,032   43,559   42,967   42,493
                        ------------------------------------------------------------------------------------------------------------

   Total Liabilities     503,189  530,534  540,931  546,274  520,250  544,086  564,613  623,470  663,038  693,403  440,990  416,041


 Shareholders Equity
  Paid-in capital         80,305   80,305   80,305   80,305   80,305   80,305   80,305   80,305   80,305   80,305   92,882   87,832
  Retained earn. (def.)   (3,565)  (7,471)  (8,087)  (6,856)  (4,855)  (9,485) (11,594) (11,333)  (9,163)    (793)  32,380   20,738
                        ------------------------------------------------------------------------------------------------------------
   Total Sharehold. Eq.   76,739   72,834   72,218   73,449   75,450   70,819   68,710   68,971   71,142   79,511  125,263  108,570
                        ------------------------------------------------------------------------------------------------------------
 Total Liab. & Equity   $579,928 $603,368 $613,148 $619,723 $595,700 $614,905 $633,324 $692,442 $734,180 $772,914 $566,253 $524,610
                        ============================================================================================================



                                              Page 6 of 7



AMES DEPARTMENT STORES, INC.
CONDENSED CASH FLOW
MANAGEMENT FORMAT
FISCAL 1995 PLAN
($ 000's)
                                                                                                                    EXHIBIT 20
                                                                                                                    Page 3 of 3

                           FOR MONTH ENDING
                           FEB     MAR     APR     MAY     JUN     JUL     AUG     SEP     OCT     NOV     DEC      JAN     TOTAL
 Beg. cash & equivalents   $15,201 $22,749 $25,352 $25,698 $29,895 $29,821 $23,976 $24,865 $30,921 $22,850  $48,632 $59,560 $15,201

 Cash generated from (used in) operations:
  Net income (loss)         (6,953) (3,906)   (616)  1,231   2,001  (4,630) (2,109)    261   2,170   8,370   33,173 (11,642) 17,350
  Noncash inc tax exp(ben)  (3,017) (1,694)   (267)    534     868  (2,009)   (915)    113     942   3,631   14,392  (5,051)  7,527
  Other                        408     452     443     470     543     560     603     641     628     632      658     635   6,673
                           ---------------------------------------------------------------------------------------------------------
 Cash from operations:      (9,562) (5,148)   (440)  2,235   3,412  (6,079) (2,421)  1,015   3,740  12,633   48,223 (16,058) 31,550

 Changes in working capital:
  Inventory (inc) dec      (47,785)(10,652) (6,192)  1,197  22,196 (19,956) (8,585)(41,761)(43,103) 17,659  157,830  (6,895) 13,953
  Trade payables inc (dec)  (6,037)(13,520) 10,406  (8,905)(28,840) 45,219  (1,959) 26,904  58,149   1,980  (71,280) (9,479)  2,637
  All other                  6,440  (9,615)   (214) (6,677)  8,789  (5,593) (6,645) (5,831) (9,971)(30,539)  68,210  (7,980)    374
                           ---------------------------------------------------------------------------------------------------------
 Net changes in working cap(47,381)(33,787)  4,000 (14,385)  2,145  19,670 (17,190)(20,688)  5,075 (10,900) 154,760 (24,353) 16,965

 Capital spending             (588) (1,739) (1,942) (3,294) (4,215) (3,604) (4,145) (2,923) (1,142)   (596)    (515)   (297)(25,000)

 Other
  Borrow (pymts) - revolver 75,000  45,000       0  20,000       0 (15,000) 25,000  30,000 (15,000) 25,000 (190,000)      0       0
  Pymts of capital leases   (1,588)   (336)   (337)   (333)   (338)   (342)   (331)   (334)   (338)   (327)    (330)   (267) (5,206)
  Pymts of long-term debt   (8,331) (1,386)   (184)    (26) (1,078)   (239)    (26) (1,013)   (155)    (27)  (1,210) (1,493)(15,168)
  Pymts of financing fees        0       0    (750)      0       0    (250)      0       0    (250)      0        0    (250) (1,500)
                           ---------------------------------------------------------------------------------------------------------
 Total other                65,081  43,278  (1,271) 19,640  (1,416)(15,831) 24,643  28,653 (15,743) 24,646 (191,540) (2,010)(21,874)
                           ---------------------------------------------------------------------------------------------------------
 Incr(decr)in cash & equiv.  7,550   2,603     346   4,197     (74) (5,844)    887   6,056  (8,071) 25,783   10,928 (42,718)  1,642
                           ---------------------------------------------------------------------------------------------------------
 Ending cash & equivalents $22,749 $25,352 $25,698 $29,895 $29,821 $23,976 $24,865 $30,921 $22,850 $48,632  $59,560 $16,841 $16,841
                           =========================================================================================================




                                            Page 7 of 7